Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
NerdWallet, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Carry Forward Securities	Unallocated (Universal) Shelf	(1)	Rule 415(a)(6)	(1)	(2)	$150,000,000	—	—	POSASR (3)	333-271587 (3)	February 20, 2024 (3)	$22,140 (3)
	Total Offering Amounts					$150,000,000		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—
(1)There are being registered hereunder an indeterminate number of shares of Class A common stock, preferred stock and depositary shares, an indeterminate principal amount of debt securities, an indeterminate number of warrants and subscription rights to purchase Class A common stock, preferred stock, debt securities or depositary shares, an indeterminate amount of stock purchase contracts, and an indeterminate number of units, as shall have an aggregate offering price not to exceed $150,000,000. Any securities registered hereunder may be offered and sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number or amount of securities as may be issued by the registrant upon exercise, conversion or exchange of any securities that provide for such issuance, or pursuant to the anti-dilution provisions of any such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issuable in connection with any stock split, stock dividend or similar transaction or pursuant to anti-dilution provisions of any of the securities.
(2)The proposed maximum offering price per unit with respect to each class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act
(3)On May 2, 2023, the registrant filed a Registration Statement on Form S-3 (File No. 333-271587) as a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act). On February 20, 2024, the registrant filed a Post-Effective Amendment No. 1 to such registration statement to include disclosure required therein for a registrant other than a well-known seasoned issuer, registering an aggregate offering price of $150,000,000 of securities and paying the associated registration fee of $22,140. The Post-Effective Amendment No. 1 became effective automatically upon filing. The Registration Statement (File No. 333-271587), as amended by the Post-Effective Amendment No. 1, is referred to as the “Prior Registration Statement.”
As of the date hereof, the registrant has not sold any of the $150,000,000 of securities registered for offer and sale pursuant to the Prior Registration Statement. The registrant is registering hereby the offer and sale of an aggregate offering price of $150,000,000 of securities that have not been sold pursuant to the Prior Registration Statement (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Securities are being carried forward and the filing fee previously paid in connection with the registration of the Unsold Securities will continue to be applied to the Unsold Securities under this registration statement.